As filed with the Securities and Exchange Commission on December 3, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERCER INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Washington	47-0956945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 1120, 700 West Pender Street

Vancouver, British Columbia

Canada, V6C 1G8

(604) 684-1099

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

David M. Gandossi

Mercer International Inc.

Suite 1120, 700 West Pender Street

Vancouver, British Columbia

Canada, V6C 1G8

(604) 684-1099

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

H.S. Sangra, Esq. Sangra Moller LLP 1000 Cathedral Place, 925 West Georgia Street Vancouver, B.C. V6C 3L2 (604) 662-8808	Andrew Bond, Esq. Davis Wright Tremaine LLP Suite 2200, 1201 Third Avenue Seattle, WA 98101-3045 (206) 757-8325

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering,    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large , an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	(Do not check if a smaller reporting company) ☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Debt Securities
Common Stock, $1.00 par value per share
Preferred Stock, $1.00 par value per share
Warrants to purchase Common Stock or Debt Securities
Total			$500,000,000	$68,200

(1)	There is being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock and/or debt securities (senior or subordinated and secured or unsecured) and such indeterminate amount of any combination of these securities, as will have an aggregate initial offering price not to exceed $500,000,000. The shares of common stock being registered hereunder may be issued separately or upon conversion of debt securities or warrants registered hereby. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, the shares of common stock being registered hereunder also include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. In no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this registration statement exceed $500,000,000. The securities registered by the registrant hereunder may be sold separately or with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.
(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended and the registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the proposed maximum aggregate offering price of the securities listed.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 3, 2012.

PROSPECTUS

MERCER INTERNATIONAL INC.

$500,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants to Purchase Common Stock or Debt Securities

Any Combination of the Above

From time to time, we may offer and sell in one or more offerings:

•	debt securities;

•	shares of our common stock, par value $1.00 per share;

•	preferred stock, par value $1.00 per share;

•	warrants to purchase common stock or debt securities; or

•	any combination of the above.

We may sell any combination of these securities in one or more offerings, up to an aggregate offering price of $500,000,000, in amounts, at prices and on terms to be determined at the time of each offering thereof. Each time we offer securities using this prospectus, we will provide specific terms of the securities and the offering in one or more supplements to this prospectus. The prospectus supplements may also add to, update or change information in this prospectus and will also describe the specific manner in which we will offer the securities. The securities may be offered separately or together in any combination and as a separate series.

This prospectus may not be used by us to sell securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and any prospectus supplement, including the information incorporated by reference, before you invest in any of our securities.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Global Market under the symbol “MERC” and listed in U.S. dollars on the Toronto Stock Exchange under the symbol “MRI.U”.

Investing in the securities described in this prospectus involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 3 of this prospectus and any risk factors set forth in each applicable prospectus supplement and in the documents incorporated or deemed to be incorporated by reference into this prospectus or any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy of accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable fees, commissions or discounts and over-allotment options. The price to the public of such securities and our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is December 3, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC”, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell debt securities, common stock, preferred stock, warrants to purchase common stock or debt securities or any combination of these securities in one or more offerings up to an aggregate offering price of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide you with a prospectus supplement that will contain more specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. In addition, any prospectus supplement relating to a particular offering may be updated or supplemented. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to these offerings. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”, before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it.

The distribution of this prospectus and any offering of securities may be restricted by law in certain jurisdictions. You should inform yourself about, and observe, any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation. You should assume that the information in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security.

In this prospectus, please note the following:

•	references to “we”, “our”, “us”, the “Company” or “Mercer” mean Mercer International Inc. and its subsidiaries, unless the context clearly suggests otherwise;

•	“€” refers to Euros, the lawful currency adopted by most members of the European Union, unless otherwise stated; “$” refers to U.S. dollars; and “C$” refers to Canadian dollars; and

•	“MWh” refers to megawatt hours.

RISK FACTORS

An investment in our securities involves a number of risks. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K on file with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are on file with the SEC and are incorporated by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The price of the securities offered under this prospectus and the applicable prospectus supplement, could decline due to any of these risks, and you may lose all or part of your investment.

The discussion of risks includes or refers to forward-looking statements and you should read the explanation of the qualifications and limitations on such forward-looking statements discussed below.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference in this prospectus contains, and any prospectus supplement may contain, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this prospectus and any accompanying prospectus supplement, including those incorporated by reference, that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “expects” “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, or words of similar meaning, or future or conditional verbs, such as “will”, “should”, “could”, or “may”, although not all forward-looking statements contain these identifying words.

Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date they are made. Except as required by law, we assume no responsibility for updating any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. There are a number of important factors, many of which are beyond our control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. These factors are described in our most recent Annual Report on Form 10-K and in our other filings with the SEC.

MARKET AND INDUSTRY DATA

In this prospectus, we rely on and refer to information and statistics regarding our market share and the markets in which we compete. We have obtained some of this market share information and industry data from internal surveys, market research, publicly available information and industry publications. Such reports generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy or completeness of such information is not guaranteed. Although we believe this information is reliable, we have not independently verified or cannot guarantee the accuracy or completeness of that information and investors should use caution in placing reliance on such information.

Statements in this prospectus or incorporated by reference into this prospectus concerning the production capacity of our pulp mills are management estimates based primarily on historically achieved levels of production and assumptions regarding maintenance downtime. Statements concerning electrical generating capacity at our mills are also management estimates based primarily on our expected pulp production (which largely determines the amount of electricity we can generate) and assumptions regarding maintenance downtime, in each case within manufacturers’ specifications of capacity.

EXCHANGE RATES

Our reporting currency and financial statements incorporated by reference in this prospectus are in Euros, as a significant majority of our business transactions are originally denominated in Euros. We translate non-Euro denominated assets and liabilities at the rate of exchange on the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the period.

The following table sets out exchange rates, based on the noon buying rates in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York, referred to as the “Noon Buying Rate”, for the conversion of Euros and Canadian dollars to U.S. dollars in effect at the end of the following periods, the average exchange rates during these periods (based on daily Noon Buying Rates) and the range of high and low exchange rates for these periods:

	Years Ended December 31,					Nine Months Ended September 30,
	2007	2008	2009	2010	2011	2012	2011
				(€/$)
End of period	0.6848	0.7184	0.6977	0.7536	0.7708	0.7778	0.7435
High for period	0.6729	0.6246	0.6623	0.6879	0.6723	0.7428	0.6723
Low for period	0.7750	0.8035	0.7970	0.8362	0.7736	0.8290	0.7726
Average for period	0.7304	0.6826	0.7176	0.7541	0.7186	0.7807	0.7110
				(C$/$)
End of period	0.9881	1.2240	1.0461	1.0009	1.0168	0.9837	1.0389
High for period	0.9168	0.9717	1.0289	0.9960	0.9448	0.9710	0.9448
Low for period	1.1852	1.2971	1.2995	1.0776	1.0605	1.0417	1.0389
Average for period	1.0740	1.0660	1.1412	1.0298	0.9887	1.0022	0.9778

The Noon Buying Rate is published on a weekly basis by the Federal Reserve Board. On November 23, 2012, the date of the most recent Daily Noon Buying Rate available before the filing of this prospectus, the Noon Buying Rate for the conversion of Euros and Canadian dollars to U.S. dollars was €0.7717 per U.S. dollar and C$0.9927 per U.S. dollar.

In addition, certain financial information relating to our Celgar mill included in this prospectus is stated in Canadian dollars while we report our financial results in Euros. The following table sets out exchange rates, based on the noon rate, referred to as the “Daily Noon Rate” provided by the Bank of Canada, for the conversion of Canadian dollars to Euros in effect at the end of the following periods, the average exchange rates during these periods (based on daily noon rates) and the range of high and low exchange rates for these periods:

	Years Ended December 31,					Nine Months Ended September 30,
	2007	2008	2009	2010	2011	2012	2011
				(C$/€)
End of period	1.4428	1.7046	1.5000	1.3319	1.3193	1.2646	1.3971
High for period	1.3448	1.4489	1.4936	1.2478	1.2847	1.2153	1.2847
Low for period	1.5628	1.7316	1.6920	1.5067	1.4305	1.3446	1.4305
Average for period	1.4690	1.5603	1.5851	1.3671	1.3761	1.2847	1.3752

On November 30, 2012, the date of the most recent publication of the Daily Noon Rate before the filing of this prospectus, the Daily Noon Rate for the conversion of Canadian dollars to Euros was C$1.2921 per Euro.

MERCER INTERNATIONAL INC.

Our Company

Mercer International Inc. is a Washington corporation and our common stock is listed on the NASDAQ Global Market under the symbol “MERC” and listed in U.S. dollars on the Toronto Stock Exchange under the symbol “MRI.U”.

We operate in the pulp business and are the largest publicly traded producer of market northern bleached softwood kraft, or “NBSK”, pulp in the world. We are the sole NBSK pulp producer, and the only producer of pulp for resale, known as “market pulp”, in Germany, which is the largest pulp import market in Europe. We currently employ approximately 1,039 people at our German operations, 439 people at our Celgar mill in Western Canada and 17 people at our office in Vancouver, British Columbia, Canada. Our operations are located in Eastern Germany and Western Canada. We operate three NBSK pulp mills with a consolidated annual production capacity of approximately 1.5 million air-dried metric tonnes (“ADMTs”):

•

Rosenthal mill.  Our wholly-owned subsidiary, Rosenthal, owns and operates the Rosenthal mill, a modern, efficient ISO 9001 and 14001 certified NBSK pulp mill that has an annual production capacity of approximately 345,000 ADMTs. Additionally, the Rosenthal mill is a significant producer of “green” energy and exported 161,286 MWh of electricity in 2011, resulting in approximately €14.9 million in annual revenues. The Rosenthal mill is located near the town of Blankenstein, Germany approximately 300 kilometers south of Berlin.

•

Stendal mill.  Our 74.9% owned subsidiary, Stendal, owns and operates the Stendal mill, a state-of-the-art, single-line, ISO 9001 and 14001 certified NBSK pulp mill that has an annual production capacity of approximately 645,000 ADMTs. The Stendal mill is also a significant producer of “green” energy and exported 350,758 MWh of electricity in 2011, resulting in approximately €32.5 million in annual revenues. The Stendal mill is located near the town of Stendal, Germany, approximately 130 kilometers west of Berlin.

•

Celgar mill.  Our wholly-owned subsidiary, Celgar, owns and operates the Celgar mill, a modern, efficient ISO 9001 and 14001 certified NBSK pulp mill with an annual production capacity of approximately 520,000 ADMTs. The Celgar mill also produces “green” energy and exported 140,069 MWh of electricity in 2011, resulting in approximately C$14.5 million in annual revenues. The Celgar mill is located near the city of Castlegar, British Columbia, Canada, approximately 600 kilometers east of Vancouver, British Columbia, Canada.

Our principal executive offices are located at Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada, V6C 1G8, and our telephone number is (604) 684-1099.

SECURITIES WE MAY OFFER

Types of Securities

The types of securities that we may offer and sell from time to time by this prospectus are:

•	one or more series of debt securities;

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase common stock or debt securities; and

•	any combination of the above.

In this prospectus, we will refer to the debt securities, common stock, preferred stock and warrants to purchase common stock or debt securities collectively as “securities”. The total dollar amount of all securities that we may issue under this prospectus will not exceed $500,000,000. We will determine, at the time of the offering, the type, amount and price of the securities we will sell and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to investors on a continuous or delayed basis.

Prospectus Supplements

This prospectus provides you with a general description of the securities we may offer. This summary is not meant to be a complete description of such securities. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add to or change information contained in this prospectus. In that case, the prospectus supplement should be read as superseding this prospectus.

In each prospectus supplement we will include the following information:

•	the type and amount of securities which we propose to sell;

•	the offering price of the securities;

•	the names of the underwriters, agents or dealers, if any, through or to which we sell the securities;

•	the compensation, if any, of those underwriters, agents or dealers;

•	information regarding over-allotment options, if any;

•	information about the securities exchange, if any, on which the securities will be listed or traded;

•	material United States federal income tax considerations applicable to the securities, where necessary; and

•	any other material information about the offering and sale of the securities.

For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is part, and the documents filed with the SEC in connection with any particular offering of the securities. You should also read both this prospectus and any prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about, and observe, any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

USE OF PROCEEDS

Except as may otherwise be stated in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities that we may offer and sell from time to time by this prospectus:

•	for general corporate and working capital purposes;

•	to repay, refinance, repurchase or otherwise retire existing indebtedness;

•	for capital expenditures;

•	for financing future strategic investment opportunities; and

•	as otherwise disclosed in any supplement to this prospectus.

The prospectus supplement for a particular offering will provide a more detailed description of the use of net proceeds from such offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes, minority interest, income (loss) for equity investee and fixed charges. Fixed charges consist of interest expense plus capitalized interest. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we did not have any preferred stock outstanding during the periods presented below.

	Years Ended December 31,					Nine Months Ended September 30,
	2007	2008	2009	2010	2011	2012
Ratio of earnings to fixed charges	1.50	(0.23)	(0.17)	2.31	1.92	1.03

DESCRIPTION OF DEBT SECURITIES

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. We will issue the senior notes under the senior indenture which we will enter into with one or more trustees. We will issue the subordinated notes under the subordinated indenture which we will enter into with one or more trustees. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act”. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

•	the title;

•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity and whether the debt securities will be issued with any original issue discount;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether or not the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt;

•	place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplements the terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been validly extended;

•	if we fail to pay the principal, or premium, if any, or to make payment required by any sinking fund or analogous fund when due and payable and the time for payment has not been validly extended;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by notice to us in writing (and to the debenture trustee if notice is given by such holders), declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee, to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:

•	to fix any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authentication and delivery of debt securities of any series;

•

to provide for the issuance of and to establish the form and terms and conditions of the debt securities of any series authorized pursuant to the indentures, to establish the form of any certifications required to be furnished pursuant to the indentures or any series or to add to the rights of the holders of any series of debt securities;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not adversely affect the rights of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of debt securities of any series may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest or reducing any premium payable upon the redemption of any debt securities;

•	making the principal of (premium, if any), interest or other additional amounts on any debt security payable in any coin or currency other than that provided in such debt security; or

•	reducing the percentage of debt securities the holders of which are required to consent to any supplemental indenture.

Discharge

The indentures provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for certain obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace mutilated, destroyed, lost or stolen debt securities of the series;

•	maintain paying agencies;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations, or a combination of both, sufficient to pay all of the principal, premium, if any, and interest on the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $2,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as “DTC”, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplements, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will not impose a service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges applicable to or associated with such registration of transfer or exchange.

We will name in the applicable prospectus supplements the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make certain payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt. Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Existing Senior Notes

In November 2010, we issued $300.0 million in aggregate principal amount of 9.5% senior notes due 2017, referred to as the “Senior Notes” to principally refinance our 9.25% senior notes due 2013. The Senior Notes bear interest at a rate of 9.5% per annum, payable semi-annually in arrears on December 1 and June 1, commencing June 1, 2011. The Senior Notes mature on December 1, 2017. The Senior Notes are our senior unsecured obligations and, accordingly, will rank junior in right of payment to all existing and future secured indebtedness and all indebtedness and liabilities of our subsidiaries, equal in right of payment with all existing and future unsecured senior indebtedness, including any senior debt securities issued pursuant to this prospectus, and senior in right of payment to any subordinated debt securities issued pursuant to this prospectus.

The Senior Notes were issued under an indenture which, among other things, restricts our ability and the ability of our restricted subsidiaries under the indenture to: (i) incur additional indebtedness or issue preferred stock; (ii) pay dividends or make other distributions to our stockholders; (iii) purchase or redeem capital stock or subordinated indebtedness; (iv) make investments; (v) create liens and enter into sale and lease back transactions; (vi) incur restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us; (vii) sell assets; (viii) consolidate or merge with or into other companies or transfer all or substantially all of our assets; and (ix) engage in transactions with affiliates. These limitations are subject to important qualifications and exceptions.

In 2011 and year to date in 2012, we purchased and cancelled approximately $13.6 million and $2.2 million, respectively, in aggregate principal amount of our Senior Notes in connection with our share and debt repurchase program. As at the date of this prospectus, approximately $284.4 million in aggregate principal amount of Senior Notes remained outstanding.

DESCRIPTION OF CAPITAL STOCK

This section contains a general description of the terms and provisions of our share capital which we may offer and sell by this prospectus. This description includes both our common stock and our preferred stock (certain terms of which also affect the common stock). The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to our Articles of Incorporation and amendments thereto which have been filed with the SEC. See “Incorporation of Certain Information by Reference”. While the terms we have summarized below will apply generally to any future common stock and preferred stock that we may offer, we will describe the particular terms of any securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any security we offer under that prospectus supplement may differ from the terms we describe below.

We are authorized under our certificate of incorporation to issue up to 200,000,000 shares of common stock, $1.00 par value per share and 50,000,000 shares of preferred stock, $1.00 par value per share, issuable in series. As of the date of this prospectus, there were 55,815,704 shares of common stock and no shares of preferred stock of any series issued and outstanding.

Common Stock

Each share of our common stock entitles the holder to one vote at a meeting of our shareholders. Cumulative voting in the election of directors is not permitted. The shares of the common stock are entitled to dividends when, as and if declared by our board of directors from time to time. Upon the liquidation, dissolution or winding up of Mercer, the holders of the shares of common stock are entitled to participate pro rata in any distribution of our assets (in cash or in kind or partly each) after the payment of all liabilities, subject to the rights of holders of preferred stock.

Preferred Stock

We are authorized, without further action by our shareholders, to issue preferred stock from time to time and to: (i) divide the preferred stock into one or more series; (ii) designate the number of shares of each series and the designation thereof; (iii) fix and determine the relative rights and preferences as between series including, but not limited to, the dividend rate (and whether dividends are cumulative), conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price and liquidation preferences (if and to the extent that any such rights are to be applicable to any such series); and (iv) amend the relative rights and preferences of any series that is wholly unissued.

We have also authorized 2,000,000 shares of Series A Junior Participating Preferred Shares, referred to as the “Series A Preferred Shares”, none of which are issued and outstanding as of the date of this prospectus.

Series A Preferred Shares

The Series A Preferred Shares are entitled to receive, subject to the rights of holders of preferred stock ranking prior to the Series A Preferred Shares, quarterly dividends, when, as and if declared by the directors of Mercer, in an amount equal to the greater of (i) $10 or (ii) 100 times the dividends declared on the shares of common stock. Mercer is required to declare a dividend on the Series A Preferred Shares immediately after it declares a dividend on its shares of common stock and all dividends declared are cumulative but do not bear interest.

In the event that dividends declared on the Series A Preferred Shares are in arrears for six quarterly periods, all holders of preferred stock with dividends in arrears for six quarterly periods, irrespective of the series, voting as a class, have the right to elect two directors at a meeting of its shareholders. However, the term of any director so elected terminates upon the payment of outstanding dividends. When dividends on the Series A Preferred Shares are in arrears: (i) Mercer cannot declare or pay dividends on, or make any other distribution on, or redeem or purchase, any shares ranking junior to the Series A Preferred Shares; (ii) declare or pay dividends on, or make any other distributions on, any shares ranking on parity with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity shares on which dividends are payable or in arrears on a pro rata basis; (iii) redeem or purchase shares ranking on parity with the Series A Preferred Shares, except that Mercer may redeem or purchase such parity shares in exchange for shares ranking junior to the Series A Preferred Shares; or (iv) purchase any Series A Preferred Shares or shares ranking on parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication to all holders of such shares upon such terms as the directors of Mercer determine in good faith will result in a fair and equitable treatment among the respective shares.

Upon the liquidation, dissolution or winding up of Mercer, no distribution may be made to holders of shares ranking junior to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares have received $100 per share plus an amount equal to accrued and unpaid dividends thereon, whether or not declared. Following such payment, holders of Series A Preferred Shares are not entitled to any additional distributions and holders of Series A Preferred Shares and holders of the shares of common stock are entitled to receive a pro rata share of the remaining assets of Mercer to be distributed.

In the event that Mercer enters into any consolidation, merger, combination or other transaction in which shares of common stock of Mercer are exchanged for securities, cash and/or other property, the Series A Preferred Shares shall at the same time be similarly exchanged in an amount per share equal to 100 times the aggregate amount of the securities, cash and/or other property into which each share of common stock of Mercer is exchanged.

Series A Preferred Shares vote together as one class with the shares of common stock. Each Series A Preferred Share entitles the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of Mercer.

Anti-takeover Provisions

Washington Law

Mercer is subject to the provisions of Chapter 23B.19 of the Washington Business Corporation Act, contained within the Revised Code of Washington, which prohibits a Washington corporation, with certain exceptions, from engaging in certain significant business transactions with an “acquiring person” (defined generally as a person or group of persons who beneficially own or acquire 10% or more of Mercer’s voting securities) for a period of five years following the acquiring person’s share acquisition date. The prohibited transactions include, among others, mergers or consolidations with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, or any other receipt by the acquiring person of a disproportionate benefit as a shareholder.

Exceptions to this statutory prohibition include approval of the significant business transaction at a shareholders meeting by holders of not less than two-thirds of the outstanding shares entitled to vote on the transaction, not counting shares as to which the acquiring person has beneficial ownership or voting control, significant business transactions approved by a majority of the members of our board of directors prior to the acquiring person first becoming an acquiring person, or a merger, share exchange, consolidation, liquidation, distribution or certain other significant business transactions entered into with the acquiring person where certain requirements regarding the fairness of the consideration to be received by the shareholders have been met. Mercer may not exempt itself from coverage of this statute. These statutory provisions may have the effect of delaying, deterring or preventing a change in control of Mercer.

Articles of Incorporation

The board of directors of Mercer has the authority to issue up to 50,000,000 shares of preferred stock, and to fix the rights, preferences, privileges and restrictions, including voting rights, of these shares without any further vote or action by the holders of the shares of common stock. The rights of the holders of shares of preferred stock that may be issued in the future may adversely affect the rights of the holders of the shares of common stock. The issuance of the preferred stock, while providing Mercer with desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Mercer, thereby delaying, deferring or preventing a change in control of Mercer. Furthermore, such preferred stock may have other rights, including economic rights senior to the shares of common stock and, as a result, the issuance of the preferred stock could have a material adverse effect on the market value of the shares of common stock. Mercer has no present plan to issue shares of preferred stock.

Dividend Policy

Our board of directors has not declared cash dividends on our common stock. Furthermore, the indenture governing our Senior Notes contains a covenant restricting us from paying dividends (other than dividends payable solely in stock) on our common stock. As a result, it is unlikely that we will pay any dividends on our common stock in the foreseeable future. In any event, the declaration and payment of future dividends by our board of directors will be dependent upon our earnings and financial condition, economic and market conditions and other factors deemed relevant by our board of directors. Therefore, no assurance can be given as to the amount or timing of the declaration and payment of future dividends.

Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “MERC” and listed in U.S. dollars on the Toronto Stock Exchange under the symbol “MRI.U”.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is Computershare.

DESCRIPTION OF WARRANTS

We have provided below a summary description of warrants that we may issue. This description is not complete and is qualified in its entirety by reference to the full text of the applicable warrant agreement. You should read the full text of any such warrant agreement.

We may issue warrants, in one or more series, for the purchase of debt securities or shares of our common stock. Warrants may be issued independently or together with our debt securities or common stock and may be attached to or separate from any offered securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement.

We will issue the warrants directly or under a warrant agreement which we will enter into with a warrant agent to be selected by us. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement, where applicable, for complete terms of the warrants. Where applicable, a form of warrant agreement will be filed with the SEC as an exhibit to the Registration Statement by post-effective amendment or a Current Report on Form 8-K.

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities or common stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office or an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our debt securities or common stock and is not entitled to any payments on any debt securities or common stock issuable upon exercise of the warrants.

A prospectus supplement accompanying this prospectus relating to a particular series of warrants to issue debt securities or common stock will describe the terms of those warrants, including:

•	the title and the aggregate number of warrants;

•	the offering price for such warrants;

•	the debt securities or common stock for which each warrant is exercisable;

•	the date or dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the terms of any anti-dilution or other adjustment provisions;

•	the currency or currencies in which such warrants are exercisable;

•	the periods during which and places at which such warrants are exercisable;

•	the terms of any mandatory or operation call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the warrant agent;

•	the exchanges, if any, on which such warrants may be listed; and

•	any additional terms of such warrants.

You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and by giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.

PRICE RANGE OF SHARES OF COMMON STOCK

The following table sets forth the high and low sale prices of our common stock, as reported on the NASDAQ Global Market, for the quarters indicated

Quarter	High	Low
2012
First Quarter	$8.80	$6.15
Second Quarter	8.10	5.55
Third Quarter	7.51	5.05
Fourth Quarter (through November 30, 2012)	7.80	6.18

2011
First Quarter	$14.05	$7.66
Second Quarter	14.88	10.08
Third Quarter	11.25	6.80
Fourth Quarter	7.46	5.34

2010
First Quarter	$5.87	$2.68
Second Quarter	6.08	3.98
Third Quarter	5.58	3.97
Fourth Quarter	7.95	4.93

On November 30, 2012, the last reported sale price of our common stock as reported on the NASDAQ Global Market, our primary trading market, was $6.94.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and any prospectus supplement from time to time in one or more transactions as follows:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly by us to investors; or

•	through a combination of any such methods of sale.

We, directly or through agents or dealers, may sell, and the underwriters may resell, the securities from time to time in one or more transactions, including:

•	transactions on the NASDAQ Global Market or any other organized market where the securities may be traded;

•	in an over-the-counter market;

•	in negotiated transactions; or

•	through a combination of any such methods of sale.

The securities may be sold at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We will describe the method of distribution of the securities to be sold in the applicable prospectus supplement.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any such agent involved in the offer or sale of the securities and set forth any compensation in the form of discounts, concessions or commissions payable by us or our purchasers to such agent in a prospectus supplement relating to any such offer and sale of securities. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities, as that term is defined in the Securities Act.

If underwriters are used in the sale of securities, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. We will set forth in a prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price. We will describe any such activities in the prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Global Market and the Toronto Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. A prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any such sales, including the terms of any bidding, auction or other process, if utilized.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution. Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

The underwriters in our offering of our securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities under the Securities Act or to contribution by us to payments they may be required to make in respect of such liabilities. A prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may engage in transactions with or perform services for us and our subsidiaries in the ordinary course of their business.

In compliance with guidelines of the Financial Industry Regulatory Authority, or “FINRA”, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered by this prospectus and applicable prospectus supplement and certain other legal matters in connection with the issuance and sale of such securities will be passed upon for the Company by Sangra Moller LLP, Vancouver, British Columbia and Davis Wright Tremaine LLP, Seattle, Washington. Counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC, including the registration statement relating to this prospectus, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains a web site that contains reports, proxy and information statements, and other information regarding issuers, including Mercer International Inc., that file electronically with the SEC. You may access the SEC’s web site at http://www.sec.gov.

This prospectus omits some information contained in the registration statement of which this prospectus forms a part in accordance with the SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we may offer. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus and any accompanying prospectus supplement.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on February 21, 2012;

•

Our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 filed with the SEC on May 7, 2012, August 3, 2012 and November 2, 2012, respectively;

•	Our definitive proxy statement on Schedule 14A filed with the SEC on March 26, 2012;

•	Our current reports on Form 8-K filed with the SEC on January 26, 2012, January 31, 2012, February 13, 2012, April 12, 2012, April 16, 2012 and June 1, 2012; and

•	The description of our common stock in our registration statement on Form 8-A12G (File No.: 001-51826) filed with the SEC on March 1, 2006.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the date on which the registration statement containing this prospectus has been withdrawn shall also be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. In no event, however, will any of the information that we disclose under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that we may from time to time file with the SEC be incorporated by reference into, or otherwise be included in, this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide promptly without charge to you, upon oral or written request, a copy of any document incorporated by reference in this prospectus, other than exhibits to these documents unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed as follows:

Mercer International Inc. Suite 1120 700 West Pender Street Vancouver, British Columbia V6C 1G8 Canada Telephone: (604) 684-1099 Attention: Investor Relations	Mercer International Inc. 14900 Interurban Avenue South Suite 282 Seattle, Washington USA 98168 Telephone: (206) 674-4639 Attention: Investor Relations

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses payable by us in connection with the offering described in this registration statement.

SEC Registration and Filing Fee		$68,200
The NASDAQ Global Market listing fee			*
Legal Fees and Expenses			*
Accounting Fees and Expenses			*
Trustee and Transfer Agent Fees and Expenses			*
Blue Sky Qualification Fees and Expenses			*
Printing Expenses			*
Miscellaneous Expenses			*

Total	$*		*

*	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate incurring in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15.	Indemnification of Directors and Officers

Section 23B.08.310, Section 23B.08.320 and Sections 23B.08.500 to 23B.08.600 of the Washington Business Corporation Act set out provisions relating to the limitation of liability and indemnification of directors and officers of a corporation. Section 23B.08.320 of the Washington Business Corporation Act provides that a company’s articles of incorporation may contain provisions not inconsistent with law that eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, other than for certain acts or omissions, including those that involve the intentional misconduct by a director or a knowing violation of law by a director. Specifically, Section 23B.08.560 of the Washington Business Corporation Act provides that if authorized by (i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a company will have the power to indemnify a director made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations on indemnification contained in Section 23B.08.510 through 23B.08.550 of the Washington Business Corporation Act, provided that no such indemnity shall indemnify any director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of the law by the director, (ii) for conduct violating Section 23B.08.310 of the Washington Business Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Furthermore, Section 23B.08580 of the Washington Business Corporation Act provides that a company may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of such company, or who, while a director, officer, employee, or agent of such company, is or was serving at the request of such company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic company, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by such individual in that capacity or arising from such individual’s status as a director, officer, employee, or agent, whether or not such company would have power to indemnify such individual against the same liability under Section 23B.08.510 or 23B.08.520 of the Washington Business Corporation Act.

Section 7.1 of the Articles of Incorporation of the Company, referred to as the “Articles”, provides that the Company may indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Company may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. To the full extent permitted by law, the indemnification provided in the Articles does include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Company in advance of the final disposition of such action, suit or proceeding. The indemnification provided in the Articles also is not deemed to limit the right of the Company to indemnify any other person for any such expenses to the full extent permitted by law, and is not deemed exclusive of any other rights to which any person seeking indemnification from the Company may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 7.2 of the Articles provides that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for his conduct as a director, except for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) approval of distributions or loans in violation of Section 23B.08.310 of the Washington Business Corporation Act, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

According to Section 7.2 of the Articles, if the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Furthermore, Section 7.2 specifies that any amendment to or repeal of Article 7 of the Articles shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

We have entered into indemnity agreements, referred to as the “Indemnity Agreements”, with each of our directors and certain of our executive officers. We have agreed under each of the Indemnity Agreements to indemnify each of our directors and such officers against any and all claims and costs that are or may be brought against him as a result of his being one of our directors, officers or employees or that of a company related to us. However, under the Indemnity Agreements, we are not obligated to indemnify a director or such officers against any claims or costs in certain instances, including if it is determined that the director or such officers failed to act honestly and in good faith with a view to our best interests, if the director or such officers failed to disclose an interest or conflict as required under corporate legislation in Washington state or we are not permitted to indemnify the director or such officers under such legislation, or if the director or such officers have violated any insider trading rules under United States federal and state securities laws.

If there is a change in control (as defined in the Indemnity Agreements) of the Company other than a change in control which has been approved by a majority of our directors, we are required to seek legal advice as to whether and to what extent a director or such officers would be permitted to be indemnified under applicable law. In addition, the Indemnity Agreements allow us to defend any claim made against a director or such officers.

Item 16.	List of Exhibits

1.1*	Form of Underwriting Agreement.

3.1	Articles of Incorporation of the Company, as amended (incorporated by reference from Form 8-A dated March 1, 2006).

3.2	By-laws of the Company, as amended through March 1, 2006 (incorporated by reference from Form 8-A dated March 1, 2006).

4.1	Specimen Common Stock Certificate amended (incorporated by reference from Form 8-A dated March 1, 2006).

4.2	Form of Senior Debt Indenture between the registrant and one or more trustees to be named.

4.3	Form of Subordinated Debt Indenture between the registrant and one or more trustees to be named.

4.4*	Form of Senior Note.

4.5*	Form of Subordinated Note.

4.6*	Form of Warrant Agreement.

4.7*	Form of Preferred Stock Certificate.

5.1	Opinion of Davis Wright Tremaine LLP, as to the legality of the securities being offered.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Davis Wright Tremaine LLP (included in exhibit 5.1).

24.1	Power of Attorney (included on signature page of this registration statement).

25.1**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939, as amended.

25.2**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939, as amended.

*	To be filed by amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
**	To be filed separately under the electronic form type 305B2, if applicable.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act to any purchaser:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	To file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant also hereby undertakes that:

(a)	For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b)	For the purpose of determining any liability under the Securities Act, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on the 3rd day of December, 2012.

MERCER INTERNATIONAL INC.

By:	/s/ Jimmy S.H. Lee
Name:	Jimmy S.H. Lee
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jimmy S.H. Lee and David M. Gandossi, or either of them acting alone or together, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement (or amendment thereto) for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ Jimmy S.H. Lee Jimmy S.H. Lee	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	December 3, 2012

/s/ David M. Gandossi David M. Gandossi	Secretary, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 3, 2012

/s/ Eric Lauritzen Eric Lauritzen	Director	December 3, 2012

/s/ William D. McCartney William D. McCartney	Director	December 3, 2012

/s/ Graeme A. Witts Graeme A. Witts	Director	December 3, 2012

/s/ Guy Adams Guy Adams	Director	December 3, 2012

Signature:	Title:	Date:

/s/ James Shepherd James Shepherd	Director	December 3, 2012

/s/ Bernard Picchi Bernard Picchi	Director	December 3, 2012

/s/ Keith Purchase Keith Purchase	Director	December 3, 2012

Exhibit Index

Exhibit Number	Document
1.1*	Form of Underwriting Agreement.

3.1	Articles of Incorporation of the Company, as amended (incorporated by reference from Form 8-A dated March 1, 2006).

3.2	By-laws of the Company, as amended through March 1, 2006 (incorporated by reference from Form 8-A dated March 1, 2006).

4.1	Specimen Common Stock Certificate amended (incorporated by reference from Form 8-A dated March 1, 2006).

4.2	Form of Senior Debt Indenture between the registrant and one or more trustees to be named.

4.3	Form of Subordinated Debt Indenture between the registrant and one or more trustees to be named.

4.4*	Form of Senior Note.

4.5*	Form of Subordinated Note.

4.6*	Form of Warrant Agreement.

4.7*	Form of Preferred Stock Certificate.

5.1	Opinion of Davis Wright Tremaine LLP, as to the legality of the securities being offered.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Davis Wright Tremaine LLP (included in exhibit 5.1).

24.1	Power of Attorney (included on signature page of this registration statement).

25.1**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939, as amended.

25.2**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939, as amended.

*	To be filed by amendment hereto or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	To be filed separately under the electronic form type 305B2, if applicable.